                             ACQUISITION AGREEMENT
                             ---------------------


     THIS ACQUISITION AGREEMENT (the "Agreement") is made this 29th day of March 1999, by and among (i) all the members of the Minnesota Pizza Company LLC, a Delaware limited liability company ("MPC"), as listed on the signature page hereto (the "Members"), (ii) PAPA JOHN'S USA, INC., a Kentucky corporation (Acquiror"), and (iii) PAPA JOHN'S INTERNATIONAL, INC., a Delaware CORPORATION ("Papa John's").

                                   RECITALS:
                                   --------

     A. MPC is engaged in the operation of 37 traditional John's Pizza outlets, one non-traditional outlet and a mobile kitchen located in the Minneapolis metropolitan area (the "Outlets").

     B. MPC, the Members and Acquiror are parties to that certain Put/Call Agreement dated September 26, 1995 (the "Put Agreement"). MPC, the Members and Acquiror have agreed to terminate the Put Agreement.

     C. The Members and Acquiror desire to combine their ownership interests in Acquiror and MPC. The Members and Acquiror desire the transaction to qualify for the pooling-of-interests method of accounting.

     D.  Papa John's is the parent company of Acquiror.

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

     1.  EXCHANGE OF INTERESTS.  Upon the terms and subject to the conditions
         ---------------------
set forth herein, all of the Members hereby agree to transfer, convey, assign and deliver to Acquiror, and Acquiror hereby agrees to acquire from the Members, all of the ownership interests of MPC (the "Acquired Interests") in exchange for ownership interests in Papa John's, as follows:

         (a) VALUATION OF OWNERSHIP INTERESTS.  Subject to subsection 1(b), Papa
             --------------------------------
John's agrees to deliver to the Members on the Closing Date (as defined in
Section 2) in exchange for the Acquired Interests that number of shares of Papa John's Common Stock, par value, $.01 per share (the "Common Stock"), having an aggregate value equal to the "Preliminary Ownership Value" (the "Shares"). For purposes of this calculation, the Preliminary Ownership Value is defined as $17,526,000 minus the "Preliminary Net Liabilities" of MPC. The Preliminary Net Liabilities are based upon the unaudited balance sheet of MPC as of February 21, 1999, prepared in accordance with generally accepted accounting principles ("GAAP"), excluding treatment of subscriptions receivable, attached as part of
Schedule 1 (the "Preliminary Balance Sheet"), and are calculated as total assets
----------
minus net fixed assets minus
intangible assets minus total liabilities. The parties agree that the Preliminary Ownership Value is $5,380,000. The Shares will be issued by Papa John's on the Closing Date pursuant to the terms of its Registration Statement on Form S-4 (Reg. No. 33-96577), which was declared effective by the Securities and Exchange Commission on September 12, 1995 and which registers the issuance and sale from time to time of up to 750,000 shares of the Common Stock (as amended to date, the "Registration Statement"). The number of Shares shall be determined by dividing the Preliminary Ownership Value by $42.00 (the "Settlement Stock Price"). Each Member shall receive a percentage of the total number of Shares equal to the percentage set forth opposite such Member's name on Schedule 2; provided that, no fractional shares of Common Stock shall be
   ----------
issued to any Member, and, in lieu thereof, cash equal to such fraction multiplied by the Settlement Stock Price shall be paid to any Member who would otherwise receive a fractional share of Common Stock hereunder.

          (b) RESERVE AND SETTLEMENT.  At the Closing, Acquiror shall cause its
              ----------------------
transfer agent to retain in escrow that number of Shares having an aggregate value at the Settlement Stock Price equal to $100,000 (the "Reserve Shares"). The Reserve Shares shall be held in escrow for 120 days following the Closing ("Reserve Period"), and may be used by Papa John's or Acquiror to satisfy any "Settlement Adjustment" or indemnification obligations of the Members under this Agreement. The Settlement Adjustment, if any, will be calculated no later than 120 days after the Closing Date to reflect any differences between the Preliminary Ownership Value and the "Settlement Ownership Value." The Settlement Ownership Value will be calculated in the same manner as the Preliminary Ownership Value except that Net Liabilities will be determined based upon the Closing Balance Sheet (as defined in Section 1(c)). If the difference between the Settlement Ownership Value and the Preliminary Ownership Value is less than $50,000 (whether positive or negative), then no further adjustment shall be made. If the Preliminary Ownership Value exceeds the Settlement Ownership Value by more than $50,000 but less than $100,000, Acquiror and Papa John's shall be entitled to retain that number of the Reserve Shares having an aggregate value (determined on the basis of the Settlement Stock Price) equal to the difference between the Settlement Ownership Value and the Preliminary Ownership Value. Any Reserve Shares not applied against any Settlement Adjustment or indemnification obligations shall be delivered by the transfer agent to the Members pro rata in accordance with Schedule 2 following the expiration of the Reserve Period. If the Settlement Ownership Value exceeds the Preliminary Ownership Value by more than $50,000, Acquiror and Papa John's shall deliver to the Members a number of shares of Common Stock (the "Settlement Adjustment Shares") having an aggregate value (determined on the basis of the Settlement Stock Price) equal to the difference between the Settlement Ownership Value and the Preliminary Ownership Value; provided that, no fractional shares of Common Stock shall be issued to any Member, and, in lieu thereof, cash equal to such fraction multiplied by the Settlement Stock Price shall be paid to any Member who would otherwise receive a fractional share of Common Stock hereunder. The Settlement Adjustment Shares (plus any cash paid in lieu of fractional shares) shall be allocated among the Members in accordance with Section 1(a).
If the Preliminary Ownership Value exceeds the Settlement Ownership Value by more than $100,000, Acquiror and Papa John's shall be entitled to retain all of the Reserve Shares. Additionally, the Members will be required to deliver to Acquiror and Papa John's a number of shares of Common

Stock (the "Members' Settlement Adjustment Shares") having an aggregate value (determined on the basis of the Settlement Stock Price) equal to the excess of the Preliminary Ownership Value over the Settlement Ownership Value, less $100,000. At their election, the Members may choose to deliver the value of the Members' Settlement Adjustment Shares in cash rather than in Common Stock.

          (c) CLOSING BALANCE SHEET.  Within 30 days after the Closing Date,
              ---------------------
Michael T. Sweeney and W. Patrick Kranz (the "Management Team") shall deliver to Acquiror an unaudited balance sheet for MPC as of the Closing Date (the "Closing Balance Sheet") prepared in accordance with GAAP, excluding treatment of subscriptions receivable, from the books and records of MPC, together with its calculation of the Net Liabilities and the Settlement Ownership Value based on such Closing Balance Sheet. Any dispute over the accuracy of the Closing Balance Sheet or the amount of the Settlement Ownership Value must be raised by Acquiror in writing within 40 days of receipt of the Closing Balance Sheet from the Management Team or Acquiror shall be deemed to have accepted the Closing Balance Sheet, the Net Liabilities and the Settlement Ownership Value derived from such balance sheet. If there is a dispute regarding the accuracy of the Closing Balance Sheet or the amount of the Net Liabilities or the Settlement Ownership Value which cannot be resolved by good faith negotiations between the parties within 20 days after the Management Team's receipt of the written notice of dispute, such dispute shall be submitted to a single arbitrator with knowledge of accountancy and employed by the Chicago office of a mutually agreeable "Big Five" accounting firm (the "Adjustment Arbitrator") who shall be instructed to make a final, binding determination of the Settlement Ownership Value within 30 days of being appointed. The Adjustment Arbitrator shall calculate the amount of the Net Liabilities and the Settlement Ownership Value in a manner consistent with the provisions of this Agreement and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Members collectively, on the one hand, and Acquiror and Papa John's collectively, on the other, shall bear their own fees and expenses in connection with such arbitration and shall bear 50% of the fees and expenses of the Adjustment Arbitrator. The determination of the Adjustment Arbitrator regarding the Closing Balance Sheet, the Net Liabilities and the Settlement Ownership Value shall be final and binding on all parties and judgment to enforce such determination may be entered in any court having proper jurisdiction over the party obligated to pay hereunder.

          (d) SPECIFIC OBLIGATIONS.  The only obligations of any nature of MPC
              --------------------
being assumed by Acquiror are (a) the obligations of MPC under the terms of the Leases arising after the Closing Date, (b) the obligations of MPC for telephone listings for each of the Outlets arising after the date hereof, (c) the obligations incurred with respect to the operation of the Outlets arising after the Closing, (d) any other obligations that are prorated pursuant to the remaining provisions of this Agreement and (e) any other obligations expressly set forth on the Closing Balance Sheet including, without limitation, the total liabilities of MPC on the Closing Balance Sheet (collectively, the "Specific Obligations").

          (e) ALLOCATION OF PURCHASE PRICE.  For state and federal income tax
              ----------------------------
purposes, the parties have allocated the Preliminary Ownership Value to the assets of the Company in the manner set forth on Exhibit A hereto, and shall update such Exhibit A as of the Closing Date with respect to the Settlement Ownership Value in a manner consistent with such Exhibit A. The parties hereto shall prepare for filing all returns, declarations, reports, estimates, information returns and statements required to be filed or sent by such party to any applicable taxing authority with respect to the transactions contemplated by this Agreement in a manner consistent with such agreed allocation. The parties hereto agree to provide each other with such information as may be reasonably required by the other party for the purpose of preparing such returns and other documents filed by such other party.

     2.  CLOSING.  The deliveries and actions to be completed pursuant to
         -------
Section 11 of this Agreement ("Closing") shall be held at the offices of Acquiror at 9:00 A.M. on March 29, 1999, or such later date and time as the parties shall mutually agree. Notwithstanding the date or time of the Closing, the effective date and time of the acquisition shall be 11:59 p.m. E.S.T. on March 28, 1999 ("Closing Date").

     3.  REPRESENTATIONS AND WARRANTIES OF MEMBERS.  The Members, jointly and
         -----------------------------------------
severally, represent and warrant to Acquiror that except as described on
Schedule 3 (the "Disclosure Schedule"):
----------

         (a) ORGANIZATION AND STANDING OF MPC.  MPC is a limited liability
             --------------------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Members own 100% of the issued and outstanding ownership interests of MPC. There are no outstanding options, warrants or other rights of any nature to acquire any ownership interest in MPC. MPC has the requisite power and authority to own and lease its properties as such properties are now owned and leased and to conduct this business as and where such business is now being conducted.

         (b) FINANCIAL STATEMENTS.  MPC has delivered to Acquiror the
             --------------------
Preliminary Balance Sheet and an unaudited Statement of Income ("Preliminary Income Statement") of MPC for the five months ended February 21, 1999, both of which were prepared from the books and records of MPC. The Preliminary Balance Sheet and Preliminary Income Statement and notes thereto are referred to as the "Preliminary Financial Statements." Copies of the Preliminary Financial Statements are attached hereto as Schedule 1. The Preliminary Balance Sheet
                                  ----------
fairly presents in all material respects the financial condition of MPC as of its date and was prepared in accordance with GAAP (excluding treatment of subscriptions receivable) applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with GAAP). The Preliminary Income Statement represents actual, bona fide transactions and accurately reflects, in all material respects, all revenues and expenses of MPC for the period covered.

         (c) ABSENCE OF UNDISCLOSED LIABILITIES.  As of the Closing Date, MPC
             ----------------------------------
will have no debts, obligations (including, but not limited to, obligations as a guarantor) or liabilities of any nature, whether fixed, absolute, accrued, contingent or otherwise (and whether known or unknown to MPC) that would encumber or affect MPC's assets or business, other than (i) debts, obligations and liabilities incurred in the ordinary course of business consistent with past practices, all of which have been paid or would be paid by MPC in full in the ordinary course of business, and (ii) the Specific Obligations.

          (d) AUTHORIZATION; NO VIOLATION; COMPLIANCE WITH LAWS.
              -------------------------------------------------

              (i) The Board of Managers of MPC has duly approved the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by MPC and constitutes the legal, valid and binding obligation of MPC, enforceable against MPC in accordance with its terms, SUBJECT TO APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM OR OTHER SIMILAR LAWS NOW OR HEREAFTER IN EFFECT RELATING TO CREDITORS' RIGHTS AND REMEDIES GENERALLY AND SUBJECT, AS TO ENFORCEABILITY, TO GENERAL PRINCIPLES OF EQUITY (REGARDLESS OF WHETHER ENFORCEABILITY IS CONSIDERED IN A PROCEEDING AT LAW OR IN EQUITY).

              (ii) All consents, approvals, resolutions, authorizations, actions or orders, including, without limitation, those which must be obtained from the landlords of the Outlets, required of MPC for the authorization, execution and delivery of, and for the consummation of the transactions contemplated by, this Agreement have been or will (prior to Closing) be obtained.

              (iii) MPC is in compliance, and in each case, in all material respects, with all the laws, regulations, rules and orders affecting its business and operations, and neither member of the Management Team has actual knowledge of any facts or circumstances which would constitute or result in any such non-compliance.

          (e) MPC'S EMPLOYEES; EMPLOYEE WITHHOLDING.  MPC has paid all amounts
              -------------------------------------
due to its employees, including all overtime required by law. MPC has withheld proper and accurate amounts from its employees in compliance with the tax withholding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable, federal, state or local laws, and has filed proper and accurate federal, state and local returns and reports (or appropriate filings for extension) for all years and periods (and portions thereof) for which any such returns and reports were due with respect to employee income, income tax withholding, withholding taxes, social security taxes and unemployment taxes. All payments due from MPC on account of employee income tax withholding, withholding taxes, social security taxes and unemployment taxes and amounts owed for workers' compensation in respect of years and periods (and portions thereof) ended on or prior to the date hereof have been paid prior to such date or have been properly reserved for payment (and will be so reflected on the Closing Balance Sheet).

          (f) LEASES.  MPC has paid all amounts due under each of the
              ------
Timberwolves/Target Center contracts and leases listed on Schedule 4 (the
                                                          ----------
"Leases") through the end of the month of March 1999. Each of the Leases for the Outlets is valid, binding and in full force and effect. MPC is not in default under any Lease, there is no material dispute between

MPC and the landlord to any such Lease, nor, to the knowledge of either member of the Management Team, is the landlord under any of the Leases in default thereunder. To the knowledge of the Management Team, no event has occurred which could give the landlord under any of the Leases the right to claim a default and the consummation of the transactions contemplated by this Agreement will not cause a default under any such Lease. Schedule 4 includes a complete list of all
                                      ----------
the Leases. A true and complete summary of each Lease has been delivered to Acquiror on or prior to the date hereof.

          (g) TAX RETURNS.  MPC has prepared, signed and filed all federal,
              -----------
state and other tax returns and reports (or appropriate filings for extension) required to be filed by all applicable laws and regulations on or before the date hereof, and has timely paid or accrued all taxes or installments thereof, interest, penalties, assessments and deficiencies of every kind and nature whatsoever which were due and owing on such tax returns and reports or which were or are otherwise due and owing under all applicable laws and regulations for any periods for which returns or reports were due, whether or not reflected on such returns and reports. There are no actions, suits, proceedings, investigations or claims now pending, nor, to the knowledge of either member of the Management Team, proposed, against MPC, nor are there any matters under discussion with the Internal Revenue Service, or other governmental authority, relating to any taxes or assessments, or any claims of deficiencies with respect thereto.

          (h) TITLE TO PROPERTIES; CONDITION OF PROPERTIES.  MPC has good and
              --------------------------------------------
marketable title to all of the assets and properties identified as owned on the Preliminary Balance Sheet, free and clear of all claims, mortgages, security interests, equities, restrictions, liens, pledges, charges or encumbrances of any nature whatsoever, except for (i) liens reflected on the Preliminary Balance Sheet, (ii) liens set forth in the Disclosure Schedule under the caption referencing this Section 3(h), (iii) liens for taxes and assessments or governmental charges or levies not at the time due or the validity of which is being currently contested in good faith in appropriate proceedings, (iv) liens in respect of pledges or deposits or deposits under worker's compensation laws or similar legislation, carriers', warehousemen's mechanics', laborers', materialmen's and other statutory and similar liens, (v) the Specific Obligations and any liens existing in connection therewith and (vi) assets disposed of since the date of the Preliminary Balance Sheet in the ordinary course of business.

          (i) ENVIRONMENTAL.  MPC has complied in all material respects with all
              -------------
state, federal and local laws and ordinances pertaining to use, storage and disposal of hazardous materials.

          (j) STATEMENTS.  THE REPRESENTATIONS SET FORTH IN THIS SECTION 3, WHEN
              ----------
TAKEN TOGETHER WITH THE DISCLOSURES SET FORTH IN THE DISCLOSURE SCHEDULE AND THE INFORMATION CONTAINED IN THE PRELIMINARY FINANCIAL STATEMENTS, TAKEN AS A WHOLE, DO NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT REQUIRED TO BE STATED IN CONNECTION THEREWITH OR NECESSARY IN ORDER TO MAKE SUCH STATEMENTS (WHEN TAKEN AS A WHOLE) NOT MISLEADING.

     4.   REPRESENTATIONS AND WARRANTIES OF EACH MEMBER.  Each Member, for
          ---------------------------------------------
himself or herself alone, represents and warrants to Acquiror:

          (a) OWNERSHIP OF INTERESTS.  Such Member owns the percentage interest
              ----------------------
in MPC set forth opposite such Member's name on Schedule 2 hereto, and will
                                                ----------
transfer and convey such interest(s) to Acquiror at the Closing, free of all claims, liens and encumbrances of any nature whatsoever. Such Member holds no ownership interest in MPC, nor any option, warrant or other right to acquire any ownership interest in MPC, except as set forth on Schedule 2.
                                                  ----------

          (b) AUTHORIZATION.  This Agreement has been duly executed and
              -------------
delivered by such Member and constitutes the legal, valid and biding obligation of such Member, enforceable against such Member in accordance with its terms, SUBJECT TO APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM OR OTHER SIMILAR LAWS NOW OR HEREAFTER IN EFFECT RELATING TO CREDITORS' RIGHTS AND REMEDIES GENERALLY AND SUBJECT, AS TO ENFORCEABILITY, TO GENERAL PRINCIPLES OF EQUITY (REGARDLESS OF WHETHER ENFORCEABILITY IS CONSIDERED IN A PROCEEDING AT LAW OR IN EQUITY).

          (c) SECURITIES REPRESENTATIONS.  Such Member acknowledges receipt of
              --------------------------
(i) the Prospectus dated September 12, 1995, as updated to November 5, 1998 (the "Prospectus"), which forms a part of the Registration Statement, and (ii) Papa John's Annual Form 10-K for the year ended December 27, 1998.

     5.   REPRESENTATIONS AND WARRANTIES OF ACQUIROR.  Acquiror hereby
          ------------------------------------------
represents and warrants to each of the Members as follows:

          (a) ORGANIZATION AND STANDING OF ACQUIROR.  Acquiror is a corporation
              -------------------------------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Acquiror has the requisite corporate power and authority to own and lease its properties as such properties are now owned and leased and to conduct its business as and where such business is now being conducted.

          (b) AUTHORIZATION; NO VIOLATIONS; COMPLIANCE WITH LAWS.
              --------------------------------------------------

              (i) The Board of Directors of Acquiror has duly approved the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Acquiror and constitutes the legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, SUBJECT TO APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM OR OTHER SIMILAR LAWS NOW OR HEREAFTER IN EFFECT RELATING TO CREDITORS' RIGHTS AND REMEDIES GENERALLY AND SUBJECT, AS TO ENFORCEABILITY, TO GENERAL PRINCIPLES OF EQUITY (REGARDLESS OF WHETHER ENFORCEABILITY IS CONSIDERED IN A PROCEEDING AT LAW OR IN EQUITY).

              (ii) All consents, approvals, resolutions, authorizations, actions or orders required of Acquiror for the authorization, execution and delivery of, and for the consummation of the transactions contemplated by, this Agreement have been obtained.

              (iii) Acquiror is in compliance, in each case, in all material respects, with all laws, regulations, rules and orders affecting its business and operations.

     6.   REPRESENTATIONS AND WARRANTIES OF PAPA JOHN'S.  Papa John's hereby
          ---------------------------------------------
represents and warrants to each of the Members as follows:

          (a) ORGANIZATION AND STANDING OF PAPA JOHN'S.  PAPA JOHN'S IS A
              ----------------------------------------
CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF DELAWARE. PAPA JOHN'S HAS THE REQUISITE POWER AND AUTHORITY TO OWN AND LEASE ITS PROPERTIES AS SUCH PROPERTIES ARE NOW OWNED AND LEASED AND TO CONDUCT ITS BUSINESS AS AND WHERE SUCH BUSINESS IS NOW BEING CONDUCTED.

          (B) AUTHORIZATIONS; NO VIOLATIONS; COMPLIANCE WITH LAWS.
              ---------------------------------------------------

              (I) PAPA JOHN'S HAS DULY APPROVED THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT. THIS AGREEMENT HAS BEEN DULY EXECUTED AND DELIVERED BY PAPA JOHN'S AND CONSTITUTES THE LEGAL, VALID AND BINDING OBLIGATIONS OF PAPA JOHN'S, ENFORCEABLE AGAINST PAPA JOHN'S IN ACCORDANCE WITH ITS TERMS, SUBJECT TO APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM OR OTHER SIMILAR LAWS NOW OR HEREAFTER IN EFFECT RELATING TO CREDITORS' RIGHTS AND REMEDIES GENERALLY AND SUBJECT, AS TO ENFORCEABILITY, TO GENERAL PRINCIPLES OF EQUITY (REGARDLESS OF WHETHER ENFORCEABILITY IS CONSIDERED IN A PROCEEDING AT LAW OR IN EQUITY).

              (II) ALL CONSENTS, APPROVALS, RESOLUTIONS, AUTHORIZATIONS, ACTIONS OR ORDERS, REQUIRED OF PAPA JOHN'S FOR THE AUTHORIZATION, EXECUTION AND DELIVERY OF, AND FOR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY, THIS AGREEMENT HAVE BEEN OBTAINED, INCLUDING, WITHOUT LIMITATION, ALL ACTIONS REQUIRED BY THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS WITH RESPECT TO THE OFFER AND ISSUANCE OF THE SHARES AND THE SETTLEMENT ADJUSTMENT SHARES.

              (iii) Papa John's is in compliance, in each case, in all material respects, with all laws, regulations, rules and orders affecting its business and operations.

          (C) SEC REPORTS.
              -----------

              (I) SINCE JANUARY 1, 1995, PAPA JOHN'S HAS FILED ALL FORMS, REPORTS AND DOCUMENTS WITH THE SECURITIES AND EXCHANGE

COMMISSION (THE "SEC") REQUIRED TO BE FILED BY IT PURSUANT TO THE FEDERAL SECURITIES LAWS AND THE SEC RULES AND REGULATIONS THEREUNDER, ALL OF WHICH HAVE COMPLIED AS OF THEIR RESPECTIVE FILING DATES, OR IN THE CASE OF REGISTRATION STATEMENTS (INCLUDING THE REGISTRATION STATEMENT), THEIR RESPECTIVE EFFECTIVE DATES, IN ALL MATERIAL RESPECTS WITH ALL APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (COLLECTIVELY, THE "SEC REPORTS"). NONE OF SUCH SEC REPORTS, INCLUDING, WITHOUT LIMITATION, ANY EXHIBITS, FINANCIAL STATEMENTS OR SCHEDULES INCLUDED THEREIN, AT THE TIME FILED, OR IN THE CASE OF REGISTRATION STATEMENTS, THEIR RESPECTIVE EFFECTIVE DATES, CONTAINED ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMITTED TO STATE A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY IN ORDER TO MAKE THE STATEMENTS THEREIN, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING.

              (II) THE CONSOLIDATED BALANCE SHEETS AND RELATED CONSOLIDATED STATEMENTS OF INCOME, STOCKHOLDERS' EQUITY AND CASH FLOWS (INCLUDING THE RELATED NOTES AND SCHEDULES THERETO) OF PAPA JOHN'S INCLUDED IN THE SEC REPORTS COMPLIED AS TO FORM, AT THE TIME FILED, IN ALL MATERIAL RESPECTS WITH THE PUBLISHED RULES AND REGULATIONS OF THE SEC WITH RESPECT THERETO AT THE TIME FILED, WERE PREPARED IN ACCORDANCE WITH GAAP APPLIED ON A CONSISTENT BASIS DURING THE PERIODS INVOLVED (EXCEPT AS DISCLOSED) AND INCLUDE ALL ADJUSTMENTS CONSISTING OF NORMAL RECURRING ACCRUALS NECESSARY (IN THE CASE OF UNAUDITED INTERIM FINANCIAL STATEMENTS) AND PRESENT FAIRLY THE CONSOLIDATED FINANCIAL POSITION OF PAPA JOHN'S AS OF THEIR RESPECTIVE DATES, AND THE CONSOLIDATED INCOME AND CASH FLOWS FOR THE PERIODS PRESENTED THEREIN, ALL IN CONFORMITY WITH GAAP APPLIED ON A CONSISTENT BASIS, EXCEPT AS OTHERWISE NOTED THEREIN OR AS PERMITTED UNDER THE EXCHANGE ACT.

          (D) ABSENCE OF CERTAIN CHANGES OR EVENTS.  EXCEPT AS DISCLOSED IN THE
              ------------------------------------
SEC REPORTS, OR AS CONTEMPLATED BY THIS AGREEMENT, SINCE DECEMBER 27, 1998, THE BUSINESS OF PAPA JOHN'S HAS BEEN CARRIED ON ONLY IN THE ORDINARY AND USUAL COURSE AND THERE HAS NOT BEEN ANY MATERIAL ADVERSE CHANGE IN ITS BUSINESS, PROPERTIES, OPERATIONS OR FINANCIAL CONDITION WHICH HAS RESULTED IN OR COULD REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT ON PAPA JOHN'S BUSINESS, OPERATIONS OR FINANCIAL CONDITION.

          (E) SHARES.  THE SHARES AND ANY SETTLEMENT ADJUSTMENT SHARES, UPON
              ------
DELIVERY THEREOF TO THE MEMBERS, WILL BE (I) VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE, (II) FREE AND CLEAR OF ANY AND ALL LIENS, CLAIMS AND OTHER RESTRICTIONS (OTHER THAN THE RESTRICTIONS CONTAINED IN SECTION 7(B)), (III) issued pursuant to an effective registration statement under the Securities Act and in accordance with the requirements of the Securities Act, (iv) issued in accordance with any applicable state securities or "blue sky" laws, (v) registered under the Exchange Act and (vi) listed for trading on the Nasdaq National Market, subject to official notice of issuance.

     7.   ADDITIONAL COVENANTS OF THE PARTIES.
          -----------------------------------

          (a) PAYMENT OF TAXES.  Each Member shall pay when due all taxes
              ----------------
incurred by such Member as the result of the transactions contemplated by this Agreement. Any taxes relating to events, transactions or periods through the Closing Date and not properly paid or accounted for on the Preliminary Balance Sheet shall be addressed through the Settlement Adjustment.

          (b) ACCOUNTING TREATMENT; RESTRICTION ON TRANSFER OF SHARES.
              -------------------------------------------------------
Acquiror, Papa John's and the Members intend that this acquisition shall be treated for accounting purposes as a pooling-of-interests. Accordingly each of Acquiror, Papa John's and the Members shall refrain from taking any action or engaging in any transaction or arrangement as reasonably requested by another party to this Agreement that would result in the acquisition not being accounted for as pooling-of- interests. Each Member specifically agrees that the Shares to be received by such Member at the Closing shall not be sold, pledged, hypothecated or otherwise transferred or disposed of by such Member until such time as financial results covering at least 30 days of combined operations of Acquiror and MPC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies (the "Publication Date"), except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC. All certificates representing Shares shall bear the legend set forth on Exhibit B, Restrictive Legend. Papa John's hereby agrees to publish such financial results on or before July 28, 1999. Following the Publication Date, upon request from any Member, Papa John's shall remove the legend referenced above from all certificates representing the Shares and any Settlement Adjustment Shares issued to such Member and shall issue to such Member replacement certificate or certificates without such legend.

          (c) SPECIFIC OBLIGATIONS.  Acquiror shall promptly pay when due all of
              --------------------
the Specific Obligations.

          (d) UTILITIES.  Acquiror will promptly arrange for all utilities
              ---------
servicing the Outlets that are to be paid directly by the tenant to be billed to Acquiror as soon as possible after the Closing. Any utilities expense for periods through the Closing Date not paid or properly accrued on the Preliminary Balance Sheet shall be addressed through the Settlement Adjustment.

          (e) COVENANT AND AGREEMENT NOT-TO-COMPETE.  Each Member acknowledges
              -------------------------------------
the Franchise Documents (as defined in Section 7(f)) impose certain obligations upon such Member which by their express terms, continue for a period of time after termination of the Franchise Agreements (the "Post-Termination Restrictions"). Such Member hereby reaffirms such Member's agreement to be bound by the restrictions as and to the extent set forth in the Owner Agreement.

          (f) TERMINATION OF EXISTING AGREEMENTS.  Contemporaneously with the
              ----------------------------------
Closing, MPC, Acquiror, Papa John's, the Members, and each of the appropriate affiliates of each of the foregoing shall enter into the Termination Agreement in the form of Exhibit C (the "Termination Agreement") which acknowledges that
               ---------
(i) the Put/Call Agreement is terminated in its entirety as of the Closing Date;
(ii) all obligations and liabilities of the respective parties pursuant to the Development Agreement, the Franchise Agreements, the Owner Agreement, the Put/Call Agreement, the Advertising Agreement, and all other agreements between or among any of such parties (collectively, the "Franchise Documents") have been fully satisfied by all of the parties thereto with all appropriate adjustments thereunder having been made as of the Closing Date; (iii) all further obligations of the parties under the Franchise Documents other than the Post-Termination Restrictions of the Owner Agreement are and shall be terminated effective as of the Closing; and (iv) without limitation of the generality of the foregoing, any and all guarantee obligations of the Management Team under the Owner Agreement are and shall be terminated as of the Closing.

          (g) FURTHER ACTIONS.  Between the date hereof and the Closing Date,
              ---------------
the Management Team shall use commercially reasonable efforts to protect the business and assets of MPC. Each of the parties hereto agrees that it will, at any time, and from time to time, after the date hereof, upon the request of the appropriate party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to complete the transactions described in this Agreement.

          (h) COMPLIANCE WITH CONDITIONS.  All parties hereto agree to cooperate
              --------------------------
with each other in order to meet the conditions set forth in Section 8. All parties further agree to use their respective best efforts, and to act in good faith to consummate the transactions described in this Agreement as promptly as possible, in accordance with this Agreement.

          (i) RESIGNATION OF MEMBERS.  At or before the Closing, any Member who
              ----------------------
serves as an officer, director, consultant or employee of MPC shall resign and any consulting or similar agreement between MPC and any Member shall be terminated. Following the Closing, neither MPC nor Acquiror shall have any obligation to employ, nor any liability for compensation to, any Member (except to the extent any Member provides services to MPC or Acquiror after the Closing); provided that Acquiror and Richard Blankenship anticipate discussing the terms of his potential continued employment.

          (j) FILING OF SEC REPORTS.  Between the date hereof and the date on
              ---------------------
which it has been finally determined whether or not any Settlement Adjustment Shares will be issued pursuant to Section 1(b), Papa John's shall file all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which shall comply as of their RESPECTIVE FILING DATES, OR IN THE CASE OF REGISTRATION STATEMENTS (INCLUDING ANY AMENDMENTS TO THE REGISTRATION STATEMENT), THEIR RESPECTIVE EFFECTIVE DATES, IN ALL MATERIAL RESPECTS WITH

ALL APPLICABLE REQUIREMENTS OF THE SECURITIES ACT AND THE EXCHANGE ACT, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. NONE OF SUCH SEC REPORTS, INCLUDING, WITHOUT LIMITATION, ANY EXHIBITS, FINANCIAL STATEMENTS OR SCHEDULES INCLUDED THEREIN, AT THE TIME FILED, OR IN THE CASE OF REGISTRATION STATEMENTS, THEIR RESPECTIVE EFFECTIVE DATES, SHALL CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY IN ORDER TO MAKE THE STATEMENTS THEREIN, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING.

     8.   CONDITIONS TO THE ACQUISITION.
          -----------------------------

          (a) CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND PAPA JOHN'S.  The
              ---------------------------------------------------------
obligations of Acquiror and Papa John's to consummate the transactions described in this Agreement are subject to the fulfillment, prior to or at the Closing, of the conditions precedent that:

              (i) All representations and warranties of the Members in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on such date, except for (A) such changes that are contemplated or permitted by this Agreement and (B) those representations and warranties made as of a specific date. The Management Team specifically agrees to update Acquiror on the occurrence of any event known to the Management Team that would make the representations and warranties, if made on the Closing Date, untrue in any material respect.

              (ii) The Members shall have performed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

              (iii) No action or proceeding before any court or any governmental body will be pending against the Members or MPC since the date of this Agreement pursuant to which an unfavorable judgment, decree, injunction or order would (A) prevent the carrying out of this Agreement or any of the transactions contemplated hereby, (B) declare unlawful the transactions described in this Agreement, (C) cause such transactions to be rescinded or (D) materially adversely affect the right of Acquiror to operate or control the business, operations or assets of MPC.

          (b) CONDITIONS TO THE OBLIGATIONS OF THE MEMBERS.  The obligations of
              --------------------------------------------
the Members to consummate of the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (i) All representations and warranties of Acquiror and Papa John's in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on such date except for such changes that are contemplated or permitted by this

Agreement.

              (ii) Acquiror and Papa John's shall have performed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed or compiled with by them prior to or at the Closing.

              (iii) No action or proceeding before any court or any governmental body will be pending against the Acquiror or Papa John's since the date of this Agreement pursuant to which an unfavorable judgment, decree, injunction or order would (A) prevent the carrying out of this Agreement or any of the transactions contemplated hereby, (B) declare unlawful the transactions described in this Agreement or (C) cause such transactions to be rescinded.

     9.   TERMINATION BY ACQUIROR.  Acquiror shall have the right to terminate
          -----------------------
this Agreement and all rights and obligations hereunder, upon the occurrence of the following:

          (a) The comparable store sales of the Outlets, taken as a whole, for the month of March 1999 are more than 10% less than for the month of March 1998; or

          (b) Since the date of this Agreement, there has been a material adverse change to the business or assets of MPC, taken as a whole.

     10.  MPC'S EMPLOYEES.  Acquiror agrees to offer employment and/or make
          ---------------
payments to those employees of MPC for the periods and in the amounts listed on Exhibit D.

     11.  DELIVERIES AND ACTIONS AT CLOSING.
          ---------------------------------

          (a) DELIVERIES BY MPC AT THE CLOSING.  At the Closing, MPC shall
              --------------------------------
deliver the following documents to Acquiror (fully executed where appropriate):

              (i) A Certificate of Good Standing for MPC issued by the Minnesota Secretary of State;

              (ii)  The minute books, tax returns and other records of MPC;

              (iii) Possession of the Outlets, including all keys thereto and the combination to any safes; and

              (iv) Such other documents as are reasonably necessary to effect the closing of the transactions contemplated herein.

          (b) DELIVERIES BY EACH MEMBER AT THE CLOSING.  At the Closing, each
              ----------------------------------------
Member shall deliver or cause to be delivered the following documents to
Acquiror:

               (i) All certificates representing such Member's ownership interests in MPC;

               (ii) A copy of the Termination Agreement executed by such Member; and

               (iii) Such other documents as are reasonably necessary to effect the closing of the transaction contemplated herein.

          (c)  DELIVERIES BY ACQUIROR AND PAPA JOHN'S AT THE CLOSING. At the
               -----------------------------------------------------
Closing, Acquiror or Papa John's (as appropriate) shall:

               (i) Deliver certificates representing the Shares (reduced by the number of the Reserve Shares) in appropriate names and numbers as determined pursuant to Section 1(a);

               (ii)      Execute and deliver the Termination Agreement;

               (iii) Deliver certificates representing the Reserve Shares, in appropriate names and numbers as determined pursuant to Section 1(a), to Papa John's transfer agent;

               (iv) Pay the amounts of cash in lieu of fractional shares due to the Members pursuant to Section 1(a);

               (v) Pay all amounts due from MPC to U.S. Bank, Minneapolis, or provide evidence satisfactory to each of the Management Team that Papa John's will do so and will indemnify in full each of the Management Team against personal liability with respect to such amounts; and

               (vi) Deliver such other documents as are reasonably necessary to effect the closing of the transaction contemplated herein.

     12.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the
          ------------------------------------------
representations and warranties set forth in this Agreement shall survive the closing of this Agreement and the consummation of any and all transactions contemplated hereby, regardless of any investigation made by any party hereto, but shall expire at the earlier of (i) the date fourteen (14) months from the Closing Date and (ii) the date on which Papa John's publicly releases its audited financial statements for fiscal year 1999 (the "Claim Termination Date").

     13.  INDEMNITY AGAINST CLAIMS.
          ------------------------

          (a)  INDEMNIFICATION BY MEMBERS. Subject to the limitations below, the
               --------------------------
Members shall indemnify and hold Acquiror harmless from and against any and all losses, costs, liabilities, damages or deficiencies resulting from any misrepresentation by the Members contained herein or from the breach or non-fulfillment of any agreements, covenants or undertakings on the part of the Members contained in this Agreement, and any and all actions, suits, proceedings, demands, assessments or judgments incident to any of the foregoing. Such indemnification shall include, without limitation, any suits, actions, legal or administrative proceedings, claims, demands, actual damages, fines, punitive damages, losses, costs, liabilities or other obligations, whether legal or equitable, resulting from, arising out of or in any way connected with any release to the environment prior to the Closing Date including, without limitation, any migration or any release from one environmental medium to another environmental medium, if the release or migration involves hazardous or toxic substances or any contamination or illegal release of substances released to the environment by MPC or involves any such substances generated or used by MPC and shipped off-site for recycling, treatment, storage, disposal, use or reuse.

          (b)  INDEMNIFICATION BY ACQUIROR AND PAPA JOHN'S. Acquiror and Papa
               -------------------------------------------
John's, jointly and severally, shall indemnify and hold each Member harmless from and against any and all losses, costs, liabilities, damages or deficiencies resulting from (i) any misrepresentation by Acquiror or Papa John's contained herein, (ii) the breach or non-fulfillment of any agreements, covenants or undertakings on the part of Acquiror or Papa John's contained in this Agreement,
(iii) the operation of MPC and the Outlets from and after the Closing Date, (iv) Papa John's failure to register or otherwise qualify the issuance of all of the Shares and Settlement Adjustment Shares as required by the Securities Act and any applicable state securities or "blue sky" laws and (v) any untrue statement or alleged untrue statement, or omission or alleged omission, made in any of the SEC Reports, the Registration Statement or the Prospectus (including, in the case of Settlement Adjustment Shares, any SEC Reports or any applicable registration statement or prospectus filed after the Closing Date but before the date of issuance of such Settlement Adjustment Shares), and any and all actions, suits, proceedings, demands, assessments or judgments incident to any of the foregoing. Such indemnification shall include, without limitations, any suits, actions, legal or administrative proceedings, claims, demands, actual damages, fines, punitive damages, losses, costs, liabilities or other obligations, whether legal or equitable, resulting from, arising out of or in any way connected with any release to the environment after the Closing Date, including, without limitation, any migration or any release from one environmental medium to another environmental medium, if the release or migration involves hazardous or toxic substances or any contamination or illegal release of substances released to the environment by Acquiror or in connection with the operation of the Outlets by Acquiror or involves any such substances generated or used by Acquiror or in connection with the operation of the Outlets by Acquiror and shipped off-site for recycling, treatment, storage, disposal, use or reuse.

          (c)  EXCLUSIVITY. The settlement procedure and Reserve under Section
               -----------
1(b) together with indemnification rights granted to the parties under this
Section 13 constitute the sole and exclusive remedies available to any party hereto in the event of any misrepresentation herein or any breach or non-fulfillment of any agreement, covenant or undertaking on the part of any party contained in this Agreement; provided, however, that the foregoing shall not limit or restrict the ability of Acquiror or its affiliates to enforce any of the Post-Termination Restrictions, as described in Section 7.(f), and shall not limit or restrict the ability of either member of the Management Team to enforce Papa John's obligations to indemnify in full and hold such member of the Management Team harmless from any liability with respect to such member of the Management Team's personal guarantees to U.S. Bank and to Papa John's with respect to any indebtedness of MPC (the "Guarantee Indemnity").

          (d)  CLAIM PERIOD. Claims for indemnification under this Section 13
               ------------
must be asserted in writing against the party from whom indemnification is sought on or prior to the Claim Termination Date. Any claims for indemnification not so asserted on or prior to the Claim Termination Date shall be barred, and no party to this Agreement shall have any obligation to provide any indemnification under this Section 13 with respect to claims not so asserted on or prior to the Claim Termination Date.

          (e)  LIMITATION OF LIABILITY. The obligation of each Member to provide
               -----------------------
indemnification under this Section 13 shall not exceed, in the aggregate, (i) the value of the Shares delivered to such Member hereunder which have been actually received by such Member prior to the assertion of an indemnification claim by the Buyer under this Section 13, and (ii) the legal fees, costs and expenses incurred by Papa John's or Acquiror in connection with any action to obtain indemnification to which Papa John's or Acquiror is entitled hereunder from such Member. The liability of each of the Members other than the Management Team shall be several and not joint. Subject to the limitation on liability set forth above, each member of the Management Team shall be jointly and severally liable with respect to their respective indemnification obligations under this
Section 13. The obligation of Papa John's or Acquiror to provide indemnification under this Agreement shall not exceed, in the aggregate, $1.0 million.

          (f)  RESERVE SHARES. In accordance with Section 1(b), prior to the
               --------------
expiration of the Reserve Period, Acquiror or Papa John's shall use Reserve Shares to satisfy any indemnification claims that it may have against the Members. The number of Reserve Shares subject to such use shall be that number that has an aggregate value (determined on the basis of the Settlement Stock Price) equal to the amount of such indemnification claim.

          (g)  TENDER OF SHARES. Any Member may satisfy its indemnification
               ----------------
obligations under this Section 13, in whole or in part, by delivering to Acquiror or Papa John's that number of Shares (or Settlement Adjustment Shares) having an aggregate value equal to the indemnification obligation of such Member. For purposes of this Section 13.(g), any Shares (or Settlement Adjustment Shares) so delivered to Acquiror or Papa John's shall have a per share value equal to the Settlement Stock Price.

          (h)  MEMBERS' REPRESENTATIVE.
               -----------------------

               (i) During the period ending on the date when all obligations under this Agreement have been discharged (including all indemnification obligations pursuant to this Section 13), there shall be a representative for the Members who (A) is authorized to act in accordance with Section 13(h)(ii) and (B) shall be selected in accordance with Section 13(h)(iv) (the "Members' Representative").

               (ii) The Members' Representative shall be authorized to take any action required or permitted to be taken by the Members under this Agreement (including any action with respect to indemnification obligations pursuant to this Section 13) and in connection therewith to deliver any certificate, notice, consent or instrument (an "Instrument") which the Members' Representative determines in his discretion to be necessary, appropriate or desirable. In connection with the taking of any such action or the delivery of any such Instrument, the Members' Representative is authorized to hire or retain, at the sole expense of the Members, such counsel, investment bankers, accountants, representatives and other professional advisors as he determines in his sole and absolute discretion to be necessary, advisable or appropriate.

               (iii) Any party receiving an Instrument from the Members' Representative shall have the right to rely in good faith upon such Instrument and to act in accordance with it without independent investigation.

               (iv) W. Patrick Kranz is hereby appointed as the initial Members' Representative. From the date of this Agreement through the date when all obligations under this Agreement have been discharged (including all indemnification obligations pursuant to this Section 13), the Members who held at least 51% of the total Units (as such term is defined in the Limited Liability Company Agreement, dated September 26, 1995, of MPC, as amended to date) issued and outstanding as of the date of this Agreement (a "Majority") may from time to time upon written notice to the Members' Representative, any Members who were not part of the Majority, Acquiror and Papa John's, remove the Members' Representative or appoint a new Members' Representative to fill any vacancy created by the death, incapacitation, resignation or removal of the Members' Representative, and if the Members' Representative dies, becomes incapacitated, resigns or is removed by a Majority, the Majority shall appoint a successor Members' Representative to fill the vacancy so created. A copy of any appointment by the Majority of any successor Members' Representative shall be provided to Acquiror, Papa John's and any Members who were not part of the Majority promptly after it shall have been effected.

               (v) If the Members' Representative determines that it is necessary or desirable to have the Members advance funds to cover out-of-pocket costs or expenses incurred or to be incurred by the Members' Representative, he may notify each of the Members in writing and request that they participate ratably in accordance with their respective interests in MPC in such costs and expenses. The notice shall contain such other terms and conditions as the Members' Representative determines to be necessary or desirable, and shall set forth the amount with the Members' Representative has reasonably determined to be necessary to cover such costs and expenses and such Member's allocable share of such amount. Each Member will then be required to deliver a check to the Members' Representative for such Member's allocable share of the amount required within 10 business days of the date of the request. Any unused funds shall be returned, ratably, by the Members' Representative to the Members.

               (vi) In no case shall the Members' Representative have any liability to the Members for any act or omission to act in his capacity as Members' Representative unless the

Member asserting such liability is able to prove that the Members' Representative was guilty of willful misconduct or bad faith.

          (h)  THIRD PARTY CLAIMS. In the event that any third party asserts a
               ------------------
claim against a party (the "Indemnified Party") for which such Indemnified Party intends to seek indemnity from another party hereto (the "Indemnifying Party"), the Indemnified Party shall promptly notify each Indemnifying Party of such claim or demand and the amount thereof (the "Claim Notice"); provided, however, that an Indemnified Party's failure to so provide a Claim Notice shall not relieve any Indemnifying Party from liability under this Section 13 except to the extent such failure prejudices such Indemnifying Party. The Indemnifying Party or all Indemnifying Parties, jointly, shall have 30 days from actual receipt of the Claim Notice to undertake, conduct and control the defense of such third party claim. All costs and expenses incurred by the Indemnifying Party in defending such third party claim shall be paid by the Indemnifying Party. If the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense), provided that, if the defendants in the action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or in addition to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party or Indemnified Parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such Indemnified Party or Parties at the sole expense of the Indemnifying Party. So long as the Indemnifying Party is defending such third party claim the Indemnified Party shall not settle such claim.

          (i)  CERTAIN DAMAGES. Notwithstanding anything herein to the contrary,
               ---------------
no claims or causes of action arising out of or related to the transaction contemplated by this Agreement may be asserted by either party for punitive, presumptive, special or exemplary damages.

          (j) If an Indemnifying Party shall disagree with an Indemnified Party with respect to the amount of any indemnification claim under this Section 13, it shall have 30 days from receipt of written notice of the indemnification claim (or, if later, of the date of written notice from the Indemnified Party setting forth such amount and the basis for it) to dispute in writing the amount of such claim. If such dispute cannot be resolved by good faith negotiations between the parties within 30 days after the Indemnified Party's receipt of the written notice of such dispute, such dispute shall be submitted to a single arbitrator with knowledge of accountancy and employed by the Chicago office of a mutually agreeable "Big Five" accounting firm (the "Claim Arbitrator") who shall be instructed to make a final, binding determination of the amount of such indemnification claim within 30 days of being appointed. The Claim Arbitrator shall calculate the amount of such claim in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each of the Indemnifying Party (or Parties), on the one hand, and the Indemnified Party (or Parties), on the other, shall bear its own fees and expenses in connection with such arbitration and shall bear 50% of the fees and expenses of the Claim Arbitrator. The determination of the Claim Arbitrator regarding the amount of such indemnification claim shall be final and binding on all parties and judgment to enforce such determination may be entered in any court having proper jurisdiction over the party obligated to pay hereunder.

          (k) Each of Acquiror, Papa John's and the Members acknowledges and agrees that Section 1(b) contains the sole remedy for any differences that are determined to exist between the Preliminary Ownership Value and the final Settlement Ownership Value and that they shall not be further entitled to seek to recover any amounts pursuant to this Section 13 based upon or arising out of the facts underlying any such difference. Therefore, Acquiror, Papa John's and the Members acknowledge and agree that the provisions of Section 1(b) (including the $50,000 threshold) shall constitute full and complete satisfaction of any claim any of them may have under this Section 13 with respect to the final Settlement Ownership Value and related underlying facts, even if the facts underlying such determination would otherwise entitle Acquiror or Papa John's to seek indemnification for breach of a representation or warranty (or for some other permissible reason hereunder). Therefore, if the net difference between the Preliminary Ownership Value and the final Settlement Ownership Value results in less than $50,000 owed to Papa John's, the Members may not be held liable for indemnity under this Section 13.

     14.  NOTICES. All notices, requests, consents, demands and other
          -------
communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of personal delivery, (b) on receipt of electronic confirmation of transmission, if sent by facsimile, (c) three days after the date of deposit in the United States Mail, postage prepaid, by certified mail, return receipt requested, or
(d) one day after the date of delivery to an internationally recognized overnight courier service, in each case, addressed as follows or to such other person or address as either party shall designate by notice to the other parties in accordance herewith:

     If to Acquiror
     or Papa John's:     Papa John's USA, Inc.
                         P.O. Box 99900
                         Louisville, Kentucky 40269-0900
                         Attn: General Counsel
                         Facsimile:  502/261-4324

     If to MPC
     or the Members'     c/o W. Patrick Kranz
     Representative:     80 Birch Bluff Road
                         Tonka Bay, Minnesota 55331
                         Facsimile:  612/474-8041

     If to any Member, at such Member's address as set forth on Schedule 2.
                                                                ----------

     15.  CAPTIONS. The captions in this Agreement are included for purposes of
          --------
convenience only and shall not be considered a part of the Agreement in construing or interpreting any provision hereof.

     16.  EXPENSES. The parties hereto shall each bear their own costs and
          --------
expenses incurred in connection with the transactions described herein, including, without limitation, the fees and expenses of their legal counsel and accountants, and no such fees or expenses shall be charged to or paid on behalf of any party hereto.

     17.  EXHIBITS; SCHEDULES. All Exhibits and Schedules to this Agreement
          -------------------
shall be deemed to be incorporated herein by reference and made a part hereof as if set out in full herein.

     18.  SEVERABILITY OF PROVISIONS. If any provision of this Agreement or the
          --------------------------
application thereof to any person or circumstance shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed herein.

     19.  NUMBER; GENDER. Unless the context clearly states otherwise, the use
          --------------
of the singular or plural in this Agreement shall include the other and the use of any gender shall include all others.

     20.  GOVERNING LAW; VENUE. This Agreement shall be governed by, and shall
          --------------------
be construed in accordance with, the laws of the Commonwealth of Kentucky. The proper venue for all matters litigated under this Agreement shall be in the courts of Jefferson County, Kentucky or Hennepin County, Minnesota.

     21.  BINDING EFFECT. This Agreement may not be assigned by any party
          --------------
without the prior written consent of the other parties. Subject to the foregoing, all of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

     22.  ENTIRE AGREEMENT. As used herein, the term "Agreement" shall mean
          ----------------
this Acquisition Agreement, the Exhibits hereto and the Schedules delivered in connection herewith, and all financial statements and other documents and instruments delivered pursuant to the terms of this Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter herein contained, and supersedes all prior agreements, correspondence, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party which has not been embodied in this Agreement, and no party shall be bound by or be liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended, modified, superseded, or cancelled only by a written instrument signed by all of the parties hereto, and any of the terms, provisions, and conditions hereof may be waived, only by a written instrument signed by the waiving party. Failure of any party at any time or times to require performance of any provision hereof shall not be considered to be a waiver of any succeeding breach of such provision by any party.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


                              PAPA JOHN'S USA, INC.
                              Taxpayer I.D. #61-1193912


                              By: /s/ Blaine E. Hurst
                                 _______________________________________________
                              Blaine E. Hurst
                                   Vice Chairman and President

                                       ("Acquiror")


                              PAPA JOHN'S INTERNATIONAL, INC.
                              Taxpayer I.D. #51-1203323


                              By: /s/ J. David Flanery
                                 _______________________________________________
                                  J. David Flanery
                                  Vice President and Controller


                              /s/ Robert Rinek
                              __________________________________________________
                              ROBERT RINEK


                              /s/ Howard Schultz
                              __________________________________________________
                              HOWARD SCHULTZ


                              /s/ Dan Levitan
                              __________________________________________________
                              DAN LEVITAN

                              /s/ A. MARK BERLIN, JR.
                              ________________________________________________
                              A. MARK BERLIN, JR.

                              /s/ ALAN MCDOWELL
                              ________________________________________________
                              ALAN McDOWELL

                              /s/ ANDY HUNTER
                              ________________________________________________
                              ANDY HUNTER

                              /s/ DOUGLAS R. DONALDSON
                              ________________________________________________
                              DOUGLAS R. DONALDSON

                              /s/ JOHN L. MORRISON
                              ________________________________________________
                              JOHN L. MORRISON

                              /s/ MICHAEL J. AHEARN
                              ________________________________________________
                              MICHAEL J. AHEARN

                              /s/ MICHAEL T. SWEENEY
                              ________________________________________________
                              MICHAEL T. SWEENEY

                              /s/ RALPH W. BURNET
                              ________________________________________________
                              RALPH W. BURNET

                              /s/ ROBERT B. RINEK
                              ________________________________________________
                              ROBERT B. RINEK

                              /s/ TIMOTHY D. JOHNSON
                              ________________________________________________
                              TIMOTHY D. JOHNSON

                              /s/ W. PATRICK KRANZ
                              ________________________________________________
                              W. PATRICK KRANZ

                              /s/ WALTER R. BARRY, JR.
                              ________________________________________________
                              WALTER R. BARRY, JR.

                              /s/ RICHARD BLANKENSHIP
                              ________________________________________________
                              RICHARD BLANKENSHIP

                              /s/ SHEILA HARRIS
                              ________________________________________________
                              SHEILA HARRIS

                              /s/ SHARON EMMONS
                              ________________________________________________
                              SHARON EMMONS

                              /s/ GORDON M. AAMOTH, MD IRA
                              ________________________________________________
                              GORDON M. AAMOTH, MD IRA

                              /s/ PARADISE CANYON VENTURES
                              ________________________________________________
                              PARADISE CANYON VENTURES

                           ASSET PURCHASE AGREEMENT
                           ------------------------

                            EXHIBITS AND SCHEDULES
                            ----------------------


              Exhibit                            Description
              -------                            -----------

                A                     Allocation of Valuation

                B                     Restrictive Legend

                C                     Termination Agreement

                D                     MPC's Employees


              Schedule                           Description
              --------                           -----------

                1                     Preliminary Financial Statements

                2                     Ownership of Interests

                3                     Disclosure Schedule

                4                     Leases and Timberwolves/Target Center
                                      Contracts